Exhibit 99.1

NII HOLDINGS ANNOUNCES FIRST QUARTER 2013 RESULTS

•	Net subscriber additions of 152,000

•	Consolidated operating revenues of $1.41 billion

•	Consolidated adjusted operating income before depreciation and amortization (adjusted OIBDA) of $230 million

RESTON, Va. - May 2, 2013 - NII Holdings, Inc. [NASDAQ: NIHD] today announced its consolidated financial results for the first quarter of 2013. During the quarter, the Company added 152,000 net subscribers to its network, bringing its ending subscriber base to over 11.5 million, a 5 percent increase from March 31, 2012. Financial results for the quarter included consolidated operating revenues of $1.41 billion, down 13 percent from the level reported in the first quarter of 2012, and consolidated adjusted OIBDA, which excludes the impact of non-cash asset impairment and restructuring charges, of $230 million, a 35 percent decline compared to the same period last year. The decrease in consolidated adjusted OIBDA was primarily driven by incremental expenses related to the Company's deployment of its planned next generation networks, lower average revenue per subscriber (ARPU) on a local currency basis and weaker average foreign currency exchange rates. For the first quarter of 2013, the Company generated a consolidated operating loss of $102 million and a consolidated net loss of $208 million, or $1.21 per basic share. Capital expenditures were $156 million for the quarter.

“During the quarter, we took actions to execute against our key priorities, and we are tracking well on our goals for the year,” said Steve Shindler, NII Holdings' chairman and chief executive officer. “We continue to focus on completing our next generation networks in Mexico and Brazil, improving our operational performance and realigning our business operations to provide the best return on investment. We have taken steps to achieve these goals, including adding more discipline to our processes and improving our focus on execution, which has positively impacted our network deployments and operational performance. Our recently announced sale of Nextel Peru to Entel is one step in this process to realign our business. We are excited about the progress that we have made to date, and there is a lot more to come.”

NII Holdings' consolidated ARPU was $35 for the first quarter of 2013, down almost $7 compared to the same period last year. This decline resulted from lower priced rate plans the Company offered in response to more aggressive competition in recent quarters, particularly in Brazil, and from the year-over-year weakening in local foreign currency exchange rates. The Company reported churn of 2.59 percent for the first quarter, up about 50 basis points from the level reported for the same period last year. Consolidated cost per gross add (CPGA) was $240 for the first quarter, a $36 decrease compared to the first quarter of 2012.

The Company ended the quarter with $5.7 billion in total debt and $1.9 billion in consolidated cash and investments, resulting in net debt of $3.8 billion. In the first quarter, the Company completed a senior note financing that generated $750 million in gross proceeds and in April, the Company completed a follow-on financing that generated an additional $161 million in gross proceeds, further enhancing its liquidity position.

“The high level of demand for our senior note offering in February allowed us to complete a follow-on transaction, which generated additional liquidity at a lower cost of capital than the original offering," said Juan Figuereo, NII Holdings' executive vice president and chief financial officer. “These financings combined with the proposed sale of Nextel Peru and our planned tower sale will improve our already strong liquidity position, and will enable us to complete the deployment of our next generation networks as quickly as possible in our largest markets of Mexico and Brazil, improving our competitive position in these markets.”

Additional information relating to NII Holdings' first quarter 2013 results will be provided on the Company's earnings call on Thursday, May 2, 2013 from 8:30 AM to 9:15 AM EDT. The call will be available via webcast, online www.nii.com on the Investor Relations page or by phone at the numbers provided below.

Phone:
Domestic
1.877.280.4961 pass-code: NIIHOLDINGS
International
1.857.244.7318 pass-code: NIIHOLDINGS
Please click here for additional Global Access Numbers

All participants are asked to dial in 10-15 minutes prior to the start of the conference call. The call will also be available via webcast, and online at www.nii.com on the Investor Relations page. If you are unable to participate, a rebroadcast of the conference call will be available for two weeks following the call.

For a replay of this call, please use the following:

Conference Call Replay:
Domestic
1.888.286.8010 pass-code: 21339350
International
1.617.801.6888 pass-code: 21339350

The financial results provided throughout this press release are prepared in accordance with accounting principles generally accepted in the United States, or GAAP. NII has presented consolidated adjusted OIBDA, ARPU, CPGA and net debt. These measures are non-GAAP financial measures and should be considered in addition to, but not as substitutes for, the information prepared in accordance with GAAP. Reconciliations from GAAP results to these non-GAAP financial measures are provided in the notes to the attached financial tables. To view these and other reconciliations of non-GAAP financial measures that the Company uses and information about how to access the conference call discussing NII's first quarter 2013 results, visit the investor relations link at www.nii.com.

About NII Holdings, Inc.
NII Holdings, Inc., a publicly held company based in Reston, Va., is a provider of differentiated mobile communication services for businesses and high value consumers in Latin America. NII, operating under the Nextel brand in Brazil, Mexico, Argentina, Peru and Chile, offers fully integrated wireless communications tools with digital cellular voice services, data services, wireless Internet access and Nextel Direct Connect® and International Direct ConnectSM, a digital two-way radio. NII is a Fortune 500 and Barron's 500 company, and has also been named one of the best places to work among multinationals in Latin America by the Great Place to Work® Institute. The company trades on the NASDAQ market under the symbol NIHD. Visit the company's website at www.nii.com.

Nextel, the Nextel logo and Nextel Direct Connect and International Direct Connect are trademarks and/or service marks of Nextel Communications, Inc., and are used by NII's subsidiaries under license in Latin America.

Visit NII's news room for news and to access our markets' news centers: www.nii.com/newsroom.

Safe Harbor Statement

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. This news release includes “forward-looking statements” within the meaning of the securities laws. The statements in this news release regarding the business outlook, future performance and forward-looking guidance, as well as other statements that are not historical facts, are forward-looking statements. Forward-looking statements are estimates and projections reflecting management's judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, network usage, customer growth and retention, pricing, operating costs, the timing of various events, the economic and regulatory environment and the foreign exchange rates that will prevail during 2013. Future performance cannot be assured and actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include the risks and uncertainties relating to the impact of more intense competitive conditions and changes in economic conditions in the markets we serve; the impact on our financial results, and potential reductions in the recorded value of our assets, that may result from fluctuations in foreign currency exchange rates and, in particular, fluctuations in the relative values of the currencies of the countries in which we operate compared to the U.S. dollar; the risk that our network technologies will not perform properly or support the services our customers want or need, including the risk that technology developments to support our services will not be timely delivered; the risk that customers in the markets we serve will not find our services attractive; unexpected results of litigation; and the additional risks and uncertainties that are described in NII Holdings' Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as well as in other reports filed from time to time by NII Holdings with the Securities and Exchange Commission. This press release speaks only as of its date, and NII Holdings disclaims any duty to update the information herein.

Media Contacts:

NII Holdings, Inc.
1875 Explorer Street, Suite 1000
Reston, VA. 20190
(703) 390-5100
www.nii.com

Investor Relations: Tim Perrott
(703) 390-5113
tim.perrott@nii.com

Media Relations: Claudia Restrepo
(786) 251-7020
claudia.restrepo@nii.com

NII HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND 2012
(in millions, except per share amounts)

	Three Months Ended March 31,
	2013	2012
	(unaudited)
Operating revenues Service and other revenues	$1,359.9	$1,543.7
Handset and accessory revenues	53.5	89.4
	1,413.4	1,633.1
Operating expenses Cost of service (exclusive of depreciation and amortization included below)	425.8	443.0
Cost of handset and accessory sales	222.4	228.7
Selling, general and administrative	517.2	561.0
Provision for doubtful accounts	18.0	45.5
Impairment and restructuring charges	128.0	—
Depreciation	187.8	160.6
Amortization	16.1	9.7
	1,515.3	1,448.5
Operating (loss) income	(101.9)	184.6
Other income (expense) Interest expense	(109.8)	(88.6)
Interest income	6.5	6.2
Foreign currency transaction gains (losses), net	23.2	(14.3)
Other expense, net	(4.6)	(9.0)
	(84.7)	(105.7)
(Loss) income before income tax provision	(186.6)	78.9
Income tax provision	(20.9)	(65.3)
Net (loss) income	$(207.5)	$13.6

Net (loss) income per common share, basic	$(1.21)	$0.08
Net (loss) income per common share, diluted	$(1.21)	$0.08

Weighted average number of common shares outstanding, basic	171.7	171.2
Weighted average number of common shares outstanding, diluted	171.7	172.0

CONDENSED CONSOLIDATED BALANCE SHEET DATA
(in millions)

	March 31,	December 31,
	2013	2012
	(unaudited)
Cash and cash equivalents	$1,884.5	$1,383.5
Short-term investments	43.9	204.8
Accounts receivable, less allowance for doubtful accounts of $94.0 and $112.9	879.1	705.7
Property, plant and equipment, net	3,859.6	3,884.9
Intangible assets, net	1,185.6	1,164.7
Total assets	9,685.1	9,223.1
Total debt	5,702.2	4,866.2
Total liabilities	7,494.7	6,906.6
Stockholders' equity	2,190.4	2,316.5

NII HOLDINGS, INC. AND SUBSIDIARIES
OPERATING RESULTS AND METRICS
FOR THE THREE MONTHS ENDED MARCH 31, 2013 and 2012
(UNAUDITED)

NII Holdings, Inc.
(subscribers in thousands)

	Three Months Ended March 31,
	2013	2012
Total subscribers* (as of March 31)	11,513.1	10,972.1
Net subscriber additions	151.6	260.1
Churn (%)	2.59%	2.07%

Average monthly revenue per subscriber unit in service (ARPU) (1)	$35	$42

Cost per gross add (CPGA) (1)	$240	$276

* Each subscriber, which we also refer to as a subscriber unit, represents an active subscriber identity module, or SIM, which is the level at which we have tracked and will continue to track subscribers.

Nextel Brazil
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Three Months Ended March 31,
	2013	2012
Operating revenues Service and other revenues	$616.6	$776.9
Handset and accessory revenues	19.3	47.4
	635.9	824.3
Operating expenses Cost of service (exclusive of depreciation and amortization included below)	217.4	250.7
Cost of handset and accessory sales	50.6	59.0
Selling, general and administrative	202.6	239.6
Provision for doubtful accounts	7.7	37.0
Segment earnings	157.6	238.0
Impairment and restructuring charges	23.8	—
Management fee and other	12.8	13.5
Depreciation and amortization	97.6	78.9
Operating income	$23.4	$145.6

Total subscribers (as of March 31)	3,884.7	4,226.9
Net subscriber additions	38.4	111.6
Churn (%)	2.34%	2.02%

ARPU (1)	$47	$55

CPGA (1)	$204	$223

Nextel Mexico
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Three Months Ended March 31,
	2013	2012
Operating revenues Service and other revenues	$501.0	$522.5
Handset and accessory revenues	13.0	22.0
	514.0	544.5
Operating expenses Cost of service (exclusive of depreciation and amortization included below)	123.1	103.1
Cost of handset and accessory sales	128.5	128.7
Selling, general and administrative	157.0	140.2
Provision for doubtful accounts	4.1	3.8
Segment earnings	101.3	168.7
Impairment and restructuring charges	19.7	—
Management fee and other	18.3	31.8
Depreciation and amortization	62.7	46.7
Operating income	$0.6	$90.2

Total subscribers (as of March 31)	3,917.6	3,758.9
Net subscriber additions	15.8	63.5
Churn (%)	2.08%	2.02%

ARPU (1)	$38	$42

CPGA (1)	$487	$392

Nextel Argentina
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Three Months Ended March 31,
	2013	2012
Operating revenues Service and other revenues	$153.1	$156.3
Handset and accessory revenues	13.9	12.2
	167.0	168.5
Operating expenses Cost of service (exclusive of depreciation and amortization included below)	40.1	49.4
Cost of handset and accessory sales	21.2	20.3
Selling, general and administrative	50.3	48.6
Provision for doubtful accounts	3.1	3.5
Segment earnings	52.3	46.7
Impairment and restructuring charges	3.7	—
Management fee and other	7.4	5.0
Depreciation and amortization	11.3	10.9
Operating income	$29.9	$30.8

Total subscribers (as of March 31)	1,819.2	1,447.2
Net subscriber additions	63.6	59.0
Churn (%)	2.93%	1.46%

ARPU (1)	$25	$31

CPGA (1)	$94	$171

Nextel Peru
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Three Months Ended March 31,
	2013	2012
Operating revenues Service and other revenues	$76.8	$81.3
Handset and accessory revenues	5.8	7.5
	82.6	88.8
Operating expenses Cost of service (exclusive of depreciation and amortization included below)	26.7	28.2
Cost of handset and accessory sales	16.1	18.0
Selling, general and administrative	35.4	33.6
Provision for doubtful accounts	1.5	0.6
Segment earnings	2.9	8.4
Impairment and restructuring charges	3.4	—
Management fee and other	(0.2)	4.4
Depreciation and amortization	21.1	19.3
Operating loss	$(21.4)	$(15.3)

Total subscribers (as of March 31)	1,699.3	1,449.3
Net subscriber additions	39.8	14.6
Churn (%)	3.53%	2.90%

ARPU (1)	$14	$17

CPGA (1)	$101	$160

(1) For information regarding ARPU and CPGA, see “Non-GAAP Reconciliations for the Three Months Ended March 31, 2013 and 2012” included in this release.

NON-GAAP RECONCILIATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND 2012
(UNAUDITED)

Consolidated OIBDA and Consolidated Adjusted OIBDA

Consolidated operating income before depreciation and amortization, or OIBDA, represents operating income before depreciation and amortization expense. Consolidated adjusted operating income before depreciation and amortization, or adjusted OIBDA, represents consolidated operating income before depreciation expense, amortization expense, material non-cash asset impairments, severance costs associated with publicly announced restructuring plans and other material non-recurring charges. During the fourth quarter of 2012, we converted our consolidated OIBDA metric to a consolidated adjusted OIBDA metric to better align this metric with our business objectives. Consolidated OIBDA and consolidated adjusted OIBDA are not measurements under accounting principles generally accepted in the United States, may not be similar to consolidated OIBDA and consolidated adjusted OIBDA measures of other companies and should be considered in addition to, but not as substitutes for, the information contained in our statements of operations. We believe that consolidated OIBDA and consolidated adjusted OIBDA provide useful information to investors because they are indicators of our operating performance, especially in a capital intensive industry such as ours, since they exclude items that are not directly attributable to ongoing business operations. Consolidated OIBDA and consolidated adjusted OIBDA can be reconciled to our consolidated statements of operations as follows (in millions):

NII Holdings, Inc.

	Three Months Ended March 31,
	2013	2012
Consolidated operating (loss) income	$(101.9)	$184.6
Consolidated depreciation	187.8	160.6
Consolidated amortization	16.1	9.7
Consolidated operating income before depreciation and amortization	102.0	354.9
Non-cash asset impairment charges	85.3	—
Restructuring charges	42.7	—
Consolidated adjusted operating income before depreciation and amortization	$230.0	$354.9

Average Monthly Revenue Per Handset/Unit in Service (ARPU)
Average monthly revenue per subscriber unit in service, or ARPU, is an industry term that measures service revenues, which we refer to as subscriber revenues, per period from our customers divided by the weighted average number of subscriber units in commercial service during that period. ARPU is not a measurement under accounting principles generally accepted in the United States, may not be similar to ARPU measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe that ARPU provides useful information concerning the appeal of our rate plans and service offerings and our performance in attracting and retaining high value customers. Other revenue includes revenues for such services as roaming, handset maintenance, cancellation fees, analog and other. ARPU can be calculated and reconciled to our consolidated statement of operations as follows (in millions, except ARPU):

NII Holdings, Inc.

	Three Months Ended March 31,
	2013	2012
	(unaudited)
Consolidated service and other revenues	$1,359.9	$1,543.7
Less: consolidated other revenues	(154.5)	(178.2)
Total consolidated subscriber revenues	$1,205.4	$1,365.5

ARPU calculated with subscriber revenues	$35	$42

ARPU calculated with service and other revenues	$40	$47

Nextel Brazil

	Three Months Ended March 31,
	2013	2012
	(unaudited)
Service and other revenues	$616.6	$776.9
Less: other revenues	(73.5)	(92.8)
Total subscriber revenues	$543.1	$684.1

ARPU calculated with subscriber revenues	$47	$55

ARPU calculated with service and other revenues	$53	$62

Nextel Mexico

	Three Months Ended March 31,
	2013	2012
	(unaudited)
Service and other revenues	$501.0	$522.5
Less: other revenues	(53.4)	(58.0)
Total subscriber revenues	$447.6	$464.5

ARPU calculated with subscriber revenues	$38	$42

ARPU calculated with service and other revenues	$43	$47

Nextel Argentina

	Three Months Ended March 31,
	2013	2012
	(unaudited)
Service and other revenues	$153.1	$156.3
Less: other revenues	(19.8)	(20.6)
Total subscriber revenues	$133.3	$135.7

ARPU calculated with subscriber revenues	$25	$31

ARPU calculated with service and other revenues	$29	$36

Nextel Peru

	Three Months Ended March 31,
	2013	2012
	(unaudited)
Service and other revenues	$76.8	$81.3
Less: other revenues	(7.0)	(6.1)
Total subscriber revenues	$69.8	$75.2

ARPU calculated with subscriber revenues	$14	$17

ARPU calculated with service and other revenues	$15	$19

Cost per Gross Add (CPGA)
Cost per gross add, or CPGA, is an industry term that is calculated by dividing our selling, marketing and handset and accessory subsidy costs, excluding costs unrelated to initial customer acquisition, by our new subscribers during the period, or gross adds. CPGA is not a measurement under accounting principles generally accepted in the United States, may not be similar to CPGA measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe CPGA is a measure of the relative cost of customer acquisition. CPGA can be calculated and reconciled to our consolidated statements of operations as follows (in millions, except CPGA):

NII Holdings, Inc.

	Three Months Ended March 31,
	2013	2012
	(unaudited)
Consolidated handset and accessory revenues	$53.5	$89.4
Less: consolidated uninsured replacement revenues	(4.2)	(5.0)
Consolidated handset and accessory revenues, net	49.3	84.4
Less: consolidated cost of handset and accessory sales	222.4	228.7
Consolidated handset subsidy costs	173.1	144.3
Consolidated selling and marketing	158.3	189.5
Costs per statement of operations	331.4	333.8
Less: consolidated costs unrelated to initial customer acquisition	(81.6)	(75.3)
Customer acquisition costs	$249.8	$258.5

Cost per Gross Add	$240	$276

Nextel Brazil

	Three Months Ended March 31,
	2013	2012
	(unaudited)
Handset and accessory revenues	$19.3	$47.4
Less: uninsured replacement revenues	(1.9)	(1.9)
Handset and accessory revenues, net	17.4	45.5
Less: cost of handset and accessory sales	50.6	59.0
Handset subsidy costs	33.2	13.5
Selling and marketing	44.9	76.5
Costs per statement of operations	78.1	90.0
Less: costs unrelated to initial customer acquisition	(15.1)	(8.8)
Customer acquisition costs	$63.0	$81.2

Cost per Gross Add	$204	$223

Nextel Mexico

	Three Months Ended March 31,
	2013	2012
	(unaudited)
Handset and accessory revenues	$13.0	$22.0
Less: uninsured replacement revenues	(2.3)	(3.1)
Handset and accessory revenues, net	10.7	18.9
Less: cost of handset and accessory sales	128.5	128.7
Handset subsidy costs	117.8	109.8
Selling and marketing	71.7	65.8
Costs per statement of operations	189.5	175.6
Less: costs unrelated to initial customer acquisition	(62.8)	(62.3)
Customer acquisition costs	$126.7	$113.3

Cost per Gross Add	$487	$392

Nextel Argentina

	Three Months Ended March 31,
	2013	2012
	(unaudited)
Handset and accessory revenues	$13.9	$12.2
Less: cost of handset and accessory sales	21.2	20.3
Handset subsidy costs	7.3	8.1
Selling and marketing	14.3	14.8
Costs per statement of operations	21.6	22.9
Less: costs unrelated to initial customer acquisition	(0.9)	(1.9)
Customer acquisition costs	$20.7	$21.0

Cost per Gross Add	$94	$171

Nextel Peru

	Three Months Ended March 31,
	2013	2012
	(unaudited)
Handset and accessory revenues	$5.8	$7.5
Less: cost of handset and accessory sales	16.1	18.0
Handset subsidy costs	10.3	10.5
Selling and marketing	14.2	14.5
Costs per statement of operations	24.5	25.0
Less: costs unrelated to initial customer acquisition	(2.5)	(2.5)
Customer acquisition costs	$22.0	$22.5

Cost per Gross Add	$101	$160

Net Debt

Net debt represents total debt less cash, cash equivalents, short-term and long-term investments. Net debt is not a measurement under accounting principles generally accepted in the United States, may not be similar to net debt measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our balance sheets. We believe that net debt provides useful information concerning our liquidity and leverage. Net debt as of March 31, 2013 can be calculated as follows (in millions):

NII Holdings, Inc.
Total debt	$5,702.2
Add: debt discounts	23.7
Less: cash and cash equivalents	1,884.5
Less: short-term investments	43.9
Net debt	$3,797.5

Impact of Foreign Currency Fluctuations
The following table shows the impact of changes in foreign currency exchange rates on certain financial measures for the three months ended March 31, 2012 compared to the same period in 2013 by (i) adjusting the relevant measures for the three months ended March 31, 2012 to levels that would have resulted if the average foreign currency exchange rates for the three months ended March 31, 2012 were the same as the average foreign currency exchange rates that were in effect for the three months ended March 31, 2013; and (ii) comparing the actual and adjusted financial measures for the three months ended March 31, 2012 to the similar financial measures for the three months ended March 31, 2013 to show the percentage change in those measures before and after taking those adjustments into account. The amounts reflected in the following table for operating income before depreciation and amortization on a consolidated basis and segment earnings for Nextel Brazil, Nextel Mexico and Nextel Argentina, before the adjustments for changes in foreign currency exchange rates, are based on the calculations contained elsewhere in these non-GAAP reconciliations for the three months ended March 31, 2013 and 2012. The average foreign currency exchange rates for each of the relevant currencies during each of the three months ended March 31, 2013 and 2012 are included in the notes to the table below. The information reflected in the following table is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe that these calculations provide useful information concerning our relative performance for the three months ended March 31, 2013 compared to the same period in 2012 by removing the impact of the significant difference in the average foreign currency exchange rates in effect for those periods.

NII Holdings, Inc.
(dollars in millions)

	Three Months Ended March 31,
	1Q 2012 Actual	1Q 2012 Adjustment (1)	1Q 2012 Normalized (1)	1Q 2013 Actual	1Q 2012 to 1Q 2013 Actual Growth Rate (2)	1Q 2012 to 1Q 2013 Normalized Growth Rate (3)
Consolidated:
Operating revenues	$1,633,148	$(101,369)	$1,531,779	$1,413,396	(13)%	(8)%
Adjusted operating income before depreciation and amortization	354,936	(40,675)	314,261	229,990	(35)%	(27)%
Nextel Brazil:
Operating revenues	$824,300	$(94,062)	$730,238	$635,872	(23)%	(13)%
Segment earnings	237,995	(34,150)	203,845	157,643	(34)%	(23)%
Nextel Mexico:
Operating revenues	$544,462	$15,056	$559,518	$514,014	(6)%	(8)%
Segment earnings	168,710	5,956	174,666	101,229	(40)%	(42)%
Nextel Argentina:
Operating revenues	$168,517	$(22,619)	$145,898	$167,024	(1)%	14%
Segment earnings	46,748	(11,584)	35,164	52,341	12%	49%

(1)
The "1Q 2012 Normalized" amounts reflect the impact of applying the average foreign currency exchange rates for the three months ended March 31, 2013 to the operating revenues earned in foreign currencies and to the other components of each of the actual financial measures shown above for the three months ended March 31, 2012, other than certain components of those measures consisting of U.S. dollar-based operating expenses, which were not adjusted. The amounts included under the column "1Q 2012 Adjustment" reflect the amount determined by subtracting the "1Q 2012 Normalized" amounts calculated as described in the preceding sentence from the "1Q 2012 Actual" amounts and reflect the impact of the year-over-year change in the average foreign currency exchange rates on each of the financial measures for the three months ended March 31, 2012. The average foreign currency exchange rates for each of the relevant currencies during the three months ended March 31, 2013 and 2012 for purposes of these calculations were as follows:

	Three Months Ended March 31,
	2013	2012
Brazilian real	2.00	1.77
Mexican peso	12.66	13.02
Argentine peso	5.02	4.34

(2)	The percentage amounts in this column reflect the growth rate for each of the financial measures comparing the amounts in the "1Q 2013 Actual" column with those in the "1Q 2012 Actual" column.

(3)	The percentage amounts in this column reflect the growth rate for each of the financial measures comparing the amounts in the "1Q 2013 Actual" column with those in the "1Q 2012 Normalized" column.